SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

DATE OF REPORT (Date of Earliest Event Reported) – January 6, 2009

COLUMBIA LABORATORIES, INC.
(Exact name of registrant as specified in its charter)

Commission File No.  1-10352

Delaware	59-2758596
(State of Incorporation)	(I.R.S. Employer Identification No.)

354 Eisenhower Parkway Livingston, New Jersey	07039
(Address of principal executive offices)	Zip Code

Registrant’s telephone number, including area code:  (973) 994-3999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 6, 2009, Columbia Laboratories, Inc. (the “Company”) entered into a Stock Purchase Agreement with Numoda Corporation (“Numoda”) under which Numoda purchased 451,807 shares of the Company’s common stock, par value $0.01 per share (the “Shares”), at a price of $1.66 per share (the “Offering”). A copy of the Stock Purchase Agreement is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

The Shares offered by the Company in the Offering have been registered pursuant to an existing shelf registration statement on Form S-3 (Registration No. 333-155530), which was declared effective by the Securities and Exchange Commission on December 5, 2008.

The net proceeds from the sale of the Shares, after deducting Offering-related expenses, are estimated to be approximately $740,000.

A copy of the opinion of Kaye Scholer LLP relating to the valid issuance of the Shares is attached hereto as Exhibit 5.1.

A copy of the Company’s press release announcing the sale of the Shares is filed as Exhibit 99.1 to this Current Report on 8-K and is incorporated herein by reference.

ITEM 9.01.                                FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description
5.1	Opinion of Kaye Scholer LLP, counsel to the Company
10.1	Stock Purchase Agreement dated January 6, 2009
99.1	Press release dated January 7, 2009

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  January 8, 2009

COLUMBIA LABORATORIES, INC
By: /s/James A. Meer
James A. Meer
Senior Vice President, Chief Financial
Officer & Treasurer

Exhibit Index

Exhibit No.	Description
5.1	Opinion of Kaye Scholer LLP, counsel to the Company
10.1	Stock Purchase Agreement dated January 6, 2009
99.1	Press release dated January 7, 2009